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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): February 14, 2001


                              Cardinal Health, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Ohio                      0-12591                  31-0958666
      (State or Other        (Commission File Number)        (IRS Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)



          7000 Cardinal Place
              Dublin, Ohio                                43017
(Address of Principal Executive Offices)               (Zip Code)



                                 (614) 757-5000
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

            On February 14, 2001, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), completed the previously announced merger (the "Merger") of Bindley Western Industries, Inc., an Indiana corporation ("Bindley Western"), and Brick Merger Corp., an Indiana corporation and a wholly owned subsidiary of Cardinal ("Merger Sub"), resulting in Bindley Western becoming a wholly owned subsidiary of Cardinal. Pursuant to the Agreement and Plan of Merger, dated as of December 2, 2000, by and among Cardinal, Merger Sub and Bindley Western, each outstanding share of Bindley Western common stock, par value $0.01 per share, was converted into the right to receive 0.4275 (the "Exchange Ratio") Cardinal common shares, no par value ("Cardinal Common Shares"), in the Merger, with Cardinal issuing approximately 16.9 million Cardinal Common Shares on a fully diluted basis. The Exchange Ratio was determined by arm's-length negotiations between Bindley Western and its advisors and Cardinal and its advisors.

            Additional information concerning the Merger and the transactions related thereto (including pro forma financial information and historical Bindley Western financial information) is contained in Cardinal's Registration Statement on Form S-4 (Registration Number 333-53394) previously filed with the Securities and Exchange Commission on January 8, 2001.




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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CARDINAL HEALTH, INC.

Dated: February 15, 2001               By: /s/ Steven Alan Bennett
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                                             Steven Alan Bennett
                                             Executive Vice President,
                                               General Counsel and Secretary



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